UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024 (May 21, 2024)

PEARL HOLDINGS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41165	98-1593935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue, 11th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 457-1540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	PRLH	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PRLHW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	PRLHU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 13, 2024, Pearl Holdings Acquisition Corp (the “Company”) received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company had failed to meet certain continued listing standards with respect to its (i) Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), (ii) warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share (the “Warrants”), and (iii) units, each consisting of one Class A Ordinary Share and one-half of one Warrant (the “Units”, and collectively with the Class A Ordinary Shares and the Warrants, the “Securities”) under Nasdaq Listing Rule 5452 for special purpose acquisition companies that qualified for listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5406. As a result, the Securities would be suspended from The Nasdaq Global Market on May 22, 2024, and a Form 25 would be filed with the Securities and Exchange Commission, which would remove the Securities from listing and registration on Nasdaq.

Class A Ordinary Shares

Subsequently, the Company evaluated its ability to meet the initial listing standards under a different listing standard, Nasdaq Listing Rule 5405. On May 21, 2024, the Staff determined that the Company demonstrated compliance with the initial listing requirements under Listing Rule 5405, with respect to the Class A Ordinary Shares. Accordingly, the Company has regained compliance with the Nasdaq Listing Rules, with respect to the Class A Ordinary Shares.

As a result, the Company’s Class A Ordinary Shares will not be suspended from The Nasdaq Global Market on May 22, 2024, and will remain listed on The Nasdaq Global Market, subject to the Company’s continued compliance with the applicable listing standards.

Warrants

On May 17, 2024, the Company filed a hearing request with Nasdaq. Filing the hearing request stayed the suspension and delisting until the hearing panel’s determination. The Company has not regained compliance with the Nasdaq Listing Rules with respect to the Warrants. With respect to the Warrants, the Company is currently assessing the possibility of listing on other Nasdaq markets by being able to satisfy other listing standards under the Nasdaq Listing Rules, as well as considering other listing alternatives, however the Company may not be successful in remaining listed (or, if delisted, in becoming relisted) on Nasdaq or any other securities exchange.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The Company has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s continued compliance with Nasdaq listing standards with respect to the Securities, the Company’s ability to comply with Nasdaq listing requirements and the impact of such failure to comply, including as it relates to suspension and delisting of the Warrants and Units, the outcome of the hearing requested with Nasdaq, any ability of the Warrants and Units to remain listed (or, if delisted, to be relisted) on Nasdaq or any other securities exchange, and the possible trading of any of the Warrants and Units on the over-the counter market, and any further actions by the Company or Nasdaq related to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Reports on Form 10-K and other filings the Company makes with the SEC. The Company’s SEC filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEARL HOLDINGS ACQUISITION CORP

Dated: May 22, 2024	By:	/s/ Martin Lewis
	Name:	Martin Lewis
	Title:	Chief Financial Officer

3